Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Regency Energy Partners LP of our report dated February 15, 2011 relating to the financial statements of Midcontinent Express Pipeline LLC as of and for the seven-month period ended December 31, 2010, which appears in Regency Energy Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 16, 2011